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                                                                     Exhibit 8.1



                                  LAW OFFICES
                       THRASHER, WHITLEY, HAMPTON & MORGAN
                           A PROFESSIONAL CORPORATION
                            FIVE CONCOURSE PARKWAY
                                   SUITE 2150
                             ATLANTA, GEORGIA 30328
                                   ----------
                            TELEPHONE (770) 804-8000
                            FACSIMILE (770) 804-2255
                              E-mail: law@twhm.com



                                  July 10, 1998

Middle Bay Oil Company, Inc.
1221 Lamar, Suite 1020
Houston, TX 77010


Gentlemen:

         You have requested our opinion with respect to the disclosures relating to the material federal income tax consequences generally applicable to the receipt by stockholders of Enex Resources Corporation ("Enex") of shares of common stock of Middle Bay Oil Company, Inc. ("Middle Bay Common Stock") in connection with the proposed merger of Enex with Middle Bay (the "Merger") as described in the Proxy Statement/Prospectus relating to the Merger (the "Proxy Statement/ Prospectus") forming a part of the Registration Statement on Form S-4 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act").

         It is our opinion that the discussions and legal conclusions set forth in the Proxy Statement/ Prospectus under the heading "The Merger - Certain Federal Income Tax Consequences of the Merger" are accurate and complete in all material respects and constitute our opinion of the material tax consequences to stockholders of Enex receiving Middle Bay Common Stock in the Merger and to the surviving corporation of the Merger.

         Our opinion is based and conditioned upon the initial and continuing accuracy of the factual matters assumed as set forth in the Proxy Statement/Prospectus. Our opinion is also based upon existing provisions of the Internal Revenue Code of 1986, as amended. Regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts, all of which are subject to change with prospective or retroactive effect, and our opinion could be adversely affected or rendered obsolete by any change.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and consent to the use of our name in the Proxy Statement/Prospectus under the captions "The Merger - Certain Federal Income Tax Consequences of the Merger" and "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations promulgated thereunder.

                                            Sincerely,



                                        /s/ THRASHER, WHITLEY, HAMPTON & MORGAN
                                            -----------------------------------
                                            THRASHER, WHITLEY, HAMPTON & MORGAN
                                            A PROFESSIONAL CORPORATION

HGT/km